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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement (Form S-4 No. 33-98876) and related Prospectus of Sunshine Mining and Refining Company for the registration of 24,415,122 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements of Sunshine Mining and Refining Company included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG LLP

Dallas, Texas
June 6, 1997